NEWS RELEASE	EXHIBIT 99.1

Superior Uniform Group, Inc.

A NASDAQ Listed Company: SGC

10055 Seminole Boulevard

Seminole, Florida 33772-2539

Telephone (727) 397-9611

Fax (727) 803-9623

Contact: Andrew D. Demott, Jr., CFO	FOR IMMEDIATE RELEASE
(727) 803-7135

SUPERIOR UNIFORM GROUP ANNOUNCES FISCAL 2014 THIRD QUARTER OPERATING RESULTS

●	Net Earnings Per Diluted Share Rise 100% on 18.3% Net Sales Growth

●	HPI Reports 59.3% Increase in Net Sales

●	The Office Gurus Reports 42.6% Increase in Net Sales

SEMINOLE, Florida – October 23, 2014 – Superior Uniform Group, Inc. (NASDAQ: SGC), manufacturer of uniforms, career apparel and accessories, today announced that for the third quarter ended September 30, 2014, net sales were $52.3 million compared with 2013 third quarter net sales of $44.2 million. Net income was $3.4 million, or $0.48 per diluted share, compared with net income of $1.5 million, or $0.24 per diluted share, in the 2013 third quarter.

For the nine months ended September 30, 2014, net sales were $146.5 million, compared with net sales of $106.0 million in the nine months ended September 30, 2013. Net income for the nine months ended September 30, 2014 was $8.5 million, or $1.24 per diluted share, versus net income of $4.2 million, or $0.67 per diluted share, in the first nine months of 2013.

Michael Benstock, Chief Executive Officer, commented: “We are very pleased to once again report greatly improved operating results in the current quarter. We have continued to capitalize on the positive momentum provided from our acquisition of HPI at the beginning of our 2013 third quarter. In addition to HPI’s 59.3% increase in net sales, we saw solid growth in our remaining Uniforms and Related Products net sales of 6.3% as well as a 42.6% increase in our Remote Staffing Solutions net sales at The Office Gurus.

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“We have been able to leverage our operating structure as a result of the significant growth in net sales and as such have seen significant improvement in our operating margins. Our financial position remains very strong, and combined with what appears to be improving demand from our customers and target customers, leaves us feeling optimistic about our prospects for the foreseeable future. We look forward to reporting continued improvement in our operating results as we move forward.”

CONFERENCE CALL

Superior Uniform Group will hold a conference call on Thursday, October 23, 2014 at 9:00 a.m. Eastern Time to discuss the company’s results. Interested individuals may join the teleconference by dialing (877) 317-6789. Please ask to be joined into the Superior Uniform Group call. The live webcast and archived replay also can be accessed in the investor information section of the Company's website at www.superioruniformgroup.com.

A telephone replay of the teleconference will be available one hour after the end of the call through 9:00 a.m. Eastern Time on October 31, 2014. To access the replay, dial (877) 344-7529 in the United States or (412) 317-0088 from international locations and refer to conference number 10053522.

ABOUT SUPERIOR UNIFORM GROUP, INC.

Superior Uniform Group (NASDAQ: SGC), established in 1920, is one of America's foremost providers of fine uniforms and image apparel. Headquartered in Seminole, Fla., Superior Uniform Group manages award-winning uniform apparel programs for major corporations nationwide.  Leaders in innovative uniform program design, global manufacturing, and state-of-the-art distribution, Superior Uniform Group helps companies achieve a more professional appearance and better communicate their brands - particularly those in healthcare, private security, retail, hospitality, transportation and food service industries. The company’s commitment to service, technology, quality and value-added benefits, as well as its financial strength and resources, support customers’ diverse needs while embracing a "Customer 1st, Every Time!" philosophy and culture. Superior Uniform Group primarily sells its products through its signature brands Fashion Seal Healthcare® and HPI Direct®, Superior Uniform Group is also the parent company for The Office Gurus®, its BPO and Contact Center vertical.  For more information, call (800) 727-8643 or visit www.superioruniformgroup.com.

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Statements contained in this press release which are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties, including without limitation, those identified in the Company’s SEC filings, which could cause actual results to differ from those projected.

Comparative figures are as follows:

SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

THREE MONTHS ENDED SEPTEMBER 30,

(Unaudited)

	2014	2013

Net sales	$52,291,000	$44,184,000

Costs and expenses:
Cost of goods sold	33,858,000	29,144,000
Selling and administrative expenses	13,121,000	12,817,000
Interest expense	144,000	95,000
	47,123,000	42,056,000

Income before taxes on income	5,168,000	2,128,000
Income tax expense	1,800,000	620,000
Net income	$3,368,000	$1,508,000

Per Share Data:
Basic:
Net income	$0.50	$0.24

Diluted:
Net income	$0.48	$0.24

Cash dividends per common share	$0.15	$0.00

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SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

NINE MONTHS ENDED SEPTEMBER 30,

(Unaudited)

	2014	2013

Net sales	$146,548,000	$106,023,000

Costs and expenses:
Cost of goods sold	95,053,000	68,492,000
Selling and administrative expenses	38,230,000	31,476,000
Interest expense	352,000	110,000
	133,635,000	100,078,000

Income before taxes on income	12,913,000	5,945,000
Income tax expense	4,420,000	1,770,000

Net income	$8,493,000	$4,175,000

Per Share Data:
Basic:
Net income	$1.28	$0.67

Diluted:
Net income	$1.24	$0.67

Cash dividends per common share	$0.42	$0.00

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SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,
	2014	December 31,
	(Unaudited)	2013
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$3,023,000	$5,316,000
Accounts receivable - trade, net	29,685,000	22,735,000
Accounts receivable - other	3,603,000	4,133,000
Prepaid expenses and other current assets	5,404,000	6,012,000
Inventories	55,444,000	49,486,000
TOTAL CURRENT ASSETS	97,159,000	87,682,000

PROPERTY, PLANT AND EQUIPMENT, NET	16,164,000	13,160,000
OTHER INTANGIBLE ASSETS, NET	16,804,000	18,353,000
GOODWILL	4,135,000	4,135,000
DEFERRED INCOME TAXES	1,835,000	2,009,000
OTHER ASSETS	141,000	155,000
	$136,238,000	$125,494,000

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$11,281,000	$8,363,000
Other current liabilities	7,893,000	7,768,000
Current portion of long-term debt	2,375,000	1,750,000
Current portion of acquisition-related contingent liability	1,183,000	-
TOTAL CURRENT LIABILITIES	22,732,000	17,881,000

LONG-TERM DEBT	22,750,000	24,500,000
LONG-TERM PENSION LIABILITY	3,382,000	3,617,000
LONG-TERM ACQUISITION-RELATED CONTINGENT LIABILITY	5,719,000	6,806,000
OTHER LONG-TERM LIABILITIES	560,000	625,000
DEFERRED INCOME TAXES	170,000	130,000
SHAREHOLDERS' EQUITY	80,925,000	71,935,000

	$136,238,000	$125,494,000

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SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30,

(Unaudited)

	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$8,493,000	$4,175,000
Adjustments to reconcile net income to net cash provided from (used in) operating activities:
Depreciation and amortization	2,842,000	1,620,000
Provision for bad debts - accounts receivable	141,000	86,000
Share-based compensation expense	1,338,000	789,000
Deferred income tax provision (benefit)	130,000	(584,000)
Gain on sales of property, plant and equipment	(91,000)	(12,000)
Accretion of acquisition-related contingent liability	96,000	-
Changes in assets and liabilities, net of acquisition of business:
Accounts receivable - trade	(7,091,000)	(4,134,000)
Accounts receivable - other	530,000	(201,000)
Inventories	(5,958,000)	1,498,000
Prepaid expenses and other current assets	608,000	(58,000)
Other assets	14,000	(165,000)
Accounts payable	2,918,000	2,308,000
Other current liabilities	91,000	3,875,000
Pension liability	68,000	485,000
Other long-term liabilities	(65,000)	(133,000)

Net cash provided from operating activities	4,064,000	9,549,000

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(4,334,000)	(1,122,000)
Disposals of property, plant and equipment	128,000	14,000
Purchase of business	-	(32,483,000)
Net cash used in investing activities	(4,206,000)	(33,591,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	46,197,000	44,740,000
Repayment of long-term debt	(47,322,000)	(17,990,000)
Payment of cash dividends	(2,675,000)	-
Proceeds received on exercise of stock options	1,461,000	319,000
Excess tax benefit from exercise of stock options	188,000	-
Common stock reacquired and retired	-	(162,000)

Net cash (used in) provided from financing activities	(2,151,000)	26,907,000

Net (decrease) increase in cash and cash equivalents	(2,293,000)	2,865,000

Cash and cash equivalents balance, beginning of year	5,316,000	3,554,000
Cash and cash equivalents balance, end of period	$3,023,000	$6,419,000

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